EXHIBIT 11.1



April 13, 1999

Ranson Managed Portfolios North Main Minot, North Dakota  58703
Re:                         Ranson Managed Portfolios

Gentlemen:
     This opinion is being furnished in connection with the registration of shares of beneficial interest ("Shares") of the Nebraska Municipal Fund (the "Ranson Fund"), a series of the Ranson Managed Portfolios ("Ranson"), a Massachusetts business trust, pursuant to a Registration Statement on Form N 14 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed by Ranson with the Securities and Exchange Commission. We understand that the Shares of the Ranson Fund to which the Registration Statement relates will be issued in exchange for all the assets and stated liabilities of the Lancaster Nebraska Tax Free Fund, a series of the Smith Hayes Trust, Inc., pursuant to an Agreement and Plan of Reorganization dated March 10, 1999 (the "Reorganization Agreement"), all as described in the Registration Statement.

  In connection therewith, we have examined such documents, corporate records, instruments and matters of law as we have deemed necessary or appropriate for the purpose of rendering the opinions expressed herein, and are familiar with the corporate proceedings taken by Ranson in connection with the Registration Statement. In rendering such opinions, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
        Based upon and subject to the foregoing, after having given due regard to such issues of law as we deem relevant and assuming that:

         1.  the  Registration  Statement  remains  effective,   and  the  Proxy
Statement/ Prospectus which is a part thereof and your Proxy Statement/Prospectus delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 throughout all periods relevant to this opinion;
         2. all offers and issuances of Shares of the Ranson Fund registered under the Registration Statement are conducted in a manner complying with the terms of the Reorganization Agreement and the Registration Statement; and
         3. all offers and issuances of Shares of the Ranson Fund registered under the Registration Statement are conducted in compliance with the securities laws of the states having jurisdiction thereof;


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we are of the  opinion  that  the  Shares  of the  Ranson  Fund  covered  by the
Registration Statement will be, when issued, legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Ranson Fund's prospectus dated November 28, 1998 under the caption "Description of Shares and Rights").
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.


                                         Respectfully   submitted,


                                         /s/ CHAPMAN AND CUTLER
                                         -------------------------
                                         CHAPMAN AND CUTLER



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